Exhibit 3.1

As approved by the Board of Directors

as of December 12, 2023

AMENDED & RESTATED BY-LAWS OF

THE WESTERN UNION COMPANY

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect Directors, and transact such other business as may properly be brought before the meeting. Written notice or, to the extent permitted by law, electronic notice of the Annual Meeting stating the place, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty (60) days before the date of the meeting.

Section 3. Special Meetings. (a) Unless otherwise prescribed by law or by the Certificate of Incorporation (including any Certificates of Designation with respect to any Preferred Stock, the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by: (i) the Chair of the Board of Directors; (ii) the Chief Executive Officer; (iii) the President, if there be one; (iv) the Secretary; (v) the Chair of the Governance Committee; or (vi) any such officer at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

(b) Subject to this Section 3(b) and other applicable provisions of these By-Laws, a Special Meeting of Stockholders shall be called by the Secretary upon the written request (each such request, a “Special Meeting Request” and such meeting, a “Stockholder Requested Special Meeting”) of one or more stockholders of record of the Corporation that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a ten percent (10%) aggregate “net long position” of the capital stock issued and outstanding (the “Requisite Percentage”) for at least one year prior to the date such request is delivered to the Corporation (such period, the “One-Year Period”). For purposes of determining the Requisite Percentage, “net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (x) for purposes of such definition, (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Special Meeting Request, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of capital stock on the New York Stock Exchange (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding capital stock; and (y) the net long position of such holder shall be reduced by the number of shares of capital stock as to which such holder does not, or will not, have the right to vote or direct the vote at the Stockholder Requested Special Meeting or as to which such holder has, at any time during the One-Year Period, entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Section 3(b) and related provisions of these By-Laws shall be determined in good faith by the Board of Directors or its designees, which determination shall be conclusive and binding on the Corporation and the stockholders.

(c) In order for a Stockholder Requested Special Meeting to be called, one or more Special Meeting Requests must be signed by the Requisite Percentage of stockholders submitting such request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made and must be delivered to the Secretary. The Special Meeting Request(s) shall be delivered to the Secretary at the principal executive offices of the Corporation by nationally recognized private overnight courier service, return receipt requested. Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the Stockholder Requested Special Meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such stockholder signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation's books, of each stockholder signing such request and the beneficial owners, if any, on whose behalf such request is made and (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by each such stockholder and the beneficial owners, if any, on whose behalf such request is made, (iv) set forth any material interest of each stockholder signing the Special Meeting Request in the business desired to be brought before the Stockholder Requested Special Meeting, (v) include documentary evidence that the stockholders requesting the special meeting own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation; provided, however, that if the stockholders are not the beneficial owners of the shares constituting all or part of the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary of the Corporation within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own such shares as of the date on which such Special Meeting Request is delivered to the Secretary, (vi) an agreement by each of the stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made to notify the Corporation promptly in the event of any decrease in the net long position held by such stockholder or beneficial owner following the delivery of such Special Meeting Request and prior to the Stockholder Requested Special Meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request by such stockholder or beneficial owner to the extent of such reduction, (vii) contain any other information that would be required to be provided by a stockholder seeking to bring an item of business before an annual meeting of stockholders pursuant to Article II, Section 9 of these By-Laws (including the referenced provisions therein), and (viii) if the purpose of the Stockholder Requested Special Meeting includes the election of one or more Directors, contain any other information that would be required to be set forth with respect to a proposed nominee pursuant to Article II, Section 8 of these By-Laws. Each Stockholder making a Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made is required to update such Special Meeting Request delivered pursuant to this Section 3 in accordance with the requirements of Article II, Sections 8 and 9 of these By-Laws (including any referenced provisions therein). Any requesting Stockholder may revoke his, her or its Special Meeting Request at any time prior to the Stockholder Requested Special Meeting by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. If at any time after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked (whether by specific written revocation or by a reduction in the net long position held by such Stockholder, as described above) valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, there shall be no requirement to hold a Stockholder Requested Special Meeting.

(d) In determining whether Special Meeting Requests have met the requirements of this Section 3, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the requested special meeting and substantially the same matters proposed to be acted on at the Stockholder Requested Special Meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been delivered to the Secretary within sixty (60) days of the delivery to the Secretary of the earliest dated Special Meeting Request relating to such item(s) of business.

(e) If none of the stockholders who submitted a Special Meeting Request appears or sends a qualified representative to present the item of business submitted by the stockholders for consideration at the Stockholder Requested Special Meeting, such item of business shall not be submitted for vote of the stockholders at such Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder(s).

(f) Except as provided in the next sentence, a Stockholder Requested Special Meeting shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such Stockholder Requested Special Meeting shall be not more than ninety (90) days after the date on which valid Special Meeting Request(s) constituting the Requisite Percent are delivered to the Secretary of the Corporation (such date of delivery being the “Delivery Date”). Notwithstanding the foregoing, the Secretary of the Corporation shall not be required to call a Stockholder Requested Special Meeting if (i) the Board of Directors calls an annual meeting of stockholders, or a special meeting of stockholders at which a Similar Item (as defined in this Section 3(f)) is to be presented pursuant to the notice of such meeting, in either case to be held not later than sixty (60) days after the Delivery Date; (ii) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (A) the date of the next annual meeting and (B) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting; or (iii) the Special Meeting Request(s) (A) contain an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) to an item that was presented at any meeting of stockholders held not more than one hundred and twenty (120) days before the Delivery Date (and, for purposes of this clause (iii) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (B) relate to an item of business that is not a proper subject for action by the stockholders under applicable law; (C) were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law or would cause the Corporation to violate any law; or (D) do not comply with the provisions of this Section 3. The procedures set forth in this Section 3 are the exclusive means by which items of business may be raised by stockholders at a Stockholder Requested Special Meeting.

(g) Written notice of a special meeting stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Any notice relating to a special meeting appropriately called pursuant to this Section 3 shall describe the item or items of business to be considered at such special meeting. Business transacted at any special meeting shall be limited to the matters identified in the Corporation's notice given pursuant to this Section 3; provided, however, that nothing herein shall prohibit the Board of Directors from including in such notice and submitting to the Stockholders additional matters to be considered at any Stockholder Requested Special Meeting.

Section 4. Quorum; Adjournments; Postponements. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. In addition, any meeting of stockholders may be adjourned by the chair of such meeting for any reason, whether or not a quorum is present, and reconvened at any other time at the same or some other place at which a meeting of stockholders may be held under these By-Laws (which may be announced at the meeting). At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. When a meeting is recessed or adjourned to another time or place, if any (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), if the adjournment is for less than 30 days, notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (i) announced at the meeting at which the adjournment or recess is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these By-Laws. Notwithstanding the foregoing, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. The Board of Directors may, at any time prior to holding an annual or special meeting of stockholders, for any reason, postpone or cancel such meeting.

Section 5. Voting; Proxies. (a) Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, all voting shall be conducted in accordance with this Section 5. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote on the subject matter held by such stockholder or such other vote as set forth in the Certificate of Incorporation. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

Each director shall be elected by the vote of a majority of the votes cast with respect to that director's election at any meeting for the election of directors at which a quorum is present. However, if as of a date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. A majority of votes cast in an election of directors shall mean that the number of votes cast “for” a director's election exceeds the number of votes cast “against” that director's election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director's election).

If a nominee for director, who is an incumbent director, is not elected, the director shall promptly tender his or her resignation to the Board of Directors. The Corporate Governance Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee's recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days following certification of the election results. The director who tenders his or her resignation shall not participate in the recommendation of the committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director's resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal.

If the Board of Directors accepts a director's resignation pursuant to this Section 5, or if a nominee for director is not elected and the nominee is not an incumbent director, the Board of Directors may fill the resulting vacancy pursuant to the provisions of Article III, Section 2 or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 1 of these By-Laws.

(b) Each stockholder entitled to vote at a meeting of stockholders of the Corporation may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after one (1) year from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors.

Section 6. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 6 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 7. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders.

Section 8. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.

(a) Nominations of persons for election to the Board of Directors may be made by or at the direction of the Board of Directors (or any duly authorized committee thereof) at any annual meeting of stockholders or any special meeting of stockholders (but only if the election of directors is a matter specified in the notice of meeting).

(b) Nominations of persons for election to the Board of Directors may also be made at any annual or special (but only if the election of directors is a matter specified in the notice of meeting) meeting of stockholders by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 8(b), on the record date for the determination of stockholders entitled to vote at such meeting and through the date of such meeting, (ii) is entitled to vote at such meeting and (iii) who complies with the notice procedures set forth in this Section 8(b), Section 8(c)(ii)(U) and Article II, Section 10, as applicable. A stockholder may also nominate persons for election to the Board of Directors pursuant to a Special Meeting Request in accordance with the requirements set forth in Article II, Section 3.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

For a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting pursuant to this Section 8(b), to be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the first anniversary date of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year notice by the stockholder in order to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to an annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting and (ii) tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. If the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, to be timely, the stockholder's notice for nominations to be made at a special meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the special meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above.

(c) To be in proper written form, a stockholder's notice to the Secretary must set forth:

(i) as to each person whom the stockholder proposes to nominate for election as a director (each, a “Proposed Nominee”):

(A) the name, age, business address and residence address of the Proposed Nominee;

(B) the principal occupation or employment of the Proposed Nominee;

(C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the Proposed Nominee;

(D) a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates or associates (each as defined below), on the one hand, and the stockholder giving the notice, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if the stockholder giving the notice were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

(E) a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; and

(F) any other information relating to the Proposed Nominee or any affiliate or associate thereof that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”); and

(ii) as to the stockholder giving the notice and each Stockholder Associated Person (as defined below):

(A) the name and record address of such stockholder and the Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records), if any, on whose behalf the nomination is made;

(B) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially or of record (specifying the type of ownership) by such stockholder or such Stockholder Associated Person (including any right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition); the date or dates on which such shares were acquired, and the investment intent of such acquisition;

(C) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such stockholder or any Stockholder Associated Person and any pledge by such stockholder or any Stockholder Associated Person with respect to any such securities;

(D) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”);

(E) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such stockholder or any Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(F) a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such stockholder and any of the Stockholder Associated Persons or (II) between or among such stockholder or any Stockholder Associated Person and any other person or entity (naming each such person or entity), in each case, relating to the Corporation or its securities or the voting thereof, including (x) any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A) and (y) any agreement, arrangement or understanding, written or oral, that such stockholder or any Stockholder Associated Person has with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such stockholder or any Stockholder Associated Person;

(G) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such stockholder or any Stockholder Associated Person;

(H) any direct or indirect interest of such stockholder or any Stockholder Associated Person in any agreement, arrangement or understanding with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

(I) a description of any material interest of such stockholder or any Stockholder Associated Person in any business proposed by such stockholder or the election of any Proposed Nominee;

(J) a representation that (I) neither such stockholder nor any Stockholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such stockholder and each Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in Sections 8–10 of Article II;

(K) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such stockholder or any Stockholder Associated Person, or such stockholder’s or any Stockholder Associated Person’s associates, with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any of their respective associates pursuant to Item 5 or Item 6 of Schedule 13D;

(L) a certification that such stockholder and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s or Stockholder

Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such stockholder’s or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation, if such Stockholder Associated Person is or has been a stockholder of the Corporation;

(M) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or Stockholder Associated Person with respect to any share of stock of the Corporation;

(N) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and each Proposed Nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, and with respect to a business proposal by such stockholder and any material interest of such stockholder or such Stockholder Associated Person in such business;

(O) (I) a description of the investment strategy or objective, if any, of such stockholder or any Stockholder Associated Person who is not an individual and (II) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in such stockholder that contains or describes such stockholder’s or any Stockholder Associated Person’s performance, personnel or investment thesis or plans or proposals with respect to the Corporation;

(P) identification of the names and addresses of other stockholders (including beneficial owners) known by such stockholder to support the nomination(s) or other business proposal(s) submitted by such stockholder and, to the extent known, the class and number of all shares of stock of the Corporation owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);

(Q) (I) if the stockholder giving the notice (or the Stockholder Associated Person(s) on whose behalf such stockholder is submitting a notice to the Corporation) is not a natural person, the identity of each natural person associated with such stockholder (or Stockholder Associated Person(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such stockholder (or Stockholder Associated Person(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such stockholder (or Stockholder Associated Person(s)) to propose such business or nomination to be brought before the meeting, and (II) if the stockholder (or the Stockholder Associated Person(s) on whose behalf such stockholder is submitting a notice to the Corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such stockholder (or Stockholder Associated Person(s)) to propose such business or nomination to be brought before the meeting;

(R) a representation that such stockholder intends to appear in person or cause a qualified representative of such stockholder to appear in person at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such stockholder (or a qualified representative of such stockholder) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(S) a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Stockholder Associated Person is a party or participant involving or relating to the Corporation or, to such stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation; and

(T) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Proxy Rules; such notice must also be accompanied by a written consent of each Proposed Nominee (I) to being named in the Corporation’s proxy statement as a nominee, (II) to serve as a director if elected, which consent shall include a written statement that such nominee intends to serve as a director for the full term for which such nominee is to stand for election, and (III) a representation from such stockholder as to whether such stockholder or any Stockholder Associated Person intends or is part of a group that intends to (x) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act, or (y) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation;

provided, however, that the disclosures described in the foregoing subclauses (A) through (T) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner;

(U) In addition, to be in proper written form, a stockholder’s notice to the Secretary must be accompanied by (I) a written questionnaire with respect to the background and qualification of each Proposed Nominee completed by such Proposed Nominee in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request) and (II) each such Proposed Nominee’s written representation and agreement in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request) that: (x) such Proposed Nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (y) such Proposed Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (z) such Proposed Nominee will, if elected as a director of the Corporation, comply with applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these By-Laws, all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other

Corporation policies and guidelines applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law.

(d) Proxy Access. The Corporation shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than twenty stockholders that satisfy, the requirements of this Section 8(d) (such individual or stockholder group, including each member thereof, to the extent the context so requires, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 8(d) to have its nominee included in the Corporation's proxy statement pursuant to this Section 8(d). Any stockholder or group of stockholders seeking to nominate one or more Stockholder Nominees pursuant to this Section 8(d) shall provide the Corporation with the information called for by Section 8(c) with respect to such Eligible Stockholder or group of stockholders and each such Stockholder Nominee, as applicable.

For purposes of calculating the number of stockholders in a group seeking to qualify as an Eligible Stockholder under this Section 8(d), two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be counted as one stockholder. Whenever the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Section 8(d), including the minimum three-year holding period described below, shall apply to each member of such group; provided, however that the required 3% ownership percentage shall apply to the ownership of the group in the aggregate. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

For purposes of this Section 8(d), the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation's proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined below).

The Corporation shall not be required to include, pursuant to this Section 8(d), any information concerning any Stockholder Nominee in its proxy statement for any meeting of stockholders (w) with respect to whom the Secretary of the Corporation receives a notice that a stockholder has nominated such person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 8(b), (x) who would cause the number of Stockholder Nominees included in the Corporation's proxy statement to exceed the maximum number permitted by this Section 8(d), (y) who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation's directors (collectively, the “Independence Standards”), or (z) (A) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Corporation's Amended and Restated Certificate of Incorporation, the rules and listing guidelines of the principal U.S. securities market in which the common stock of the Corporation trades or any other applicable state or federal law or regulation, (B) who has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, or (C) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years.

The Corporate Governance and Public Policy Committee shall determine if the Stockholder Nominee satisfies the Independence Standards based on the information regarding such independence of such Stockholder Nominee that is received by the Board of Directors. At the request of the Corporation, the Stockholder Nominee must complete and submit the questionnaires that are required of the Corporation's directors and officers. The Corporation may also request such additional information as is necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the Independence Standards. The Corporate Governance and Public Policy Committee may, in its sole discretion, permit the Eligible Stockholder and/or the Stockholder Nominee and its or their representatives an opportunity to appear before such committee in connection with its consideration as to whether the Stockholder Nominee satisfies the Independence Standards.

If (a) a Stockholder Nominee or an Eligible Stockholder fails to continue to meet the requirements of this Section 8(d), (b) the Eligible Stockholder fails to meet the all of the requirements of the notice provisions set forth in the last paragraph of Section 8(b) to properly nominate a candidate for election as a director at the annual meeting of stockholders, (c) a Stockholder Nominee dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director prior to the annual meeting of stockholders, or (d) the Eligible Stockholder otherwise breaches or fails to comply with any of the agreements or representations made by such Eligible Stockholder under this Section 8(d):

(i) The Corporation may, to the extent feasible, remove the name of the Stockholder Nominee and the Statement from its proxy statement, remove the name of the Stockholder Nominee from its form of proxy and/or otherwise communicate to its stockholders that the Stockholder Nominee will not be eligible for nomination at the annual meeting of stockholders; and

(ii) The Eligible Stockholder may not name another Stockholder Nominee or, subsequent to the last day on which a stockholder's notice of an intent to make a nomination would be timely, otherwise cure in any way any defect preventing the nomination of the Stockholder Nominee at the annual meeting of stockholders.

The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation's proxy statement pursuant to this Section 8(d) but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) appearing in the Corporation's proxy statement with respect to an annual meeting of stockholders shall not exceed the greater of (x) two or (y) 20% of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 8(d) may be delivered pursuant to this Section 8(d), or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 8(d) exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation's proxy statement until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

For purposes of this Section 8(d), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder's or affiliates' full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder's ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

An Eligible Stockholder must have owned (as defined above) 3% or more of the Corporation's outstanding common stock continuously for at least three years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with this Section 8(d) and the record date for determining stockholders entitled to vote at the annual meeting. Within the time period specified in this Section 8(d) for providing notice of a nomination in accordance with the procedures set forth in this Section 8(d), an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder's agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder's continuous ownership of the Required Shares through the record date; (ii) information regarding the Stockholder Nominee and Eligible Stockholder that is the same as that which would be required to be set forth in the stockholder's notice of nomination of such Stockholder Nominee pursuant to Section 8(b), together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as may be amended; (iv) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 8(d), (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person's, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) will continue to hold the Required Shares through the date of the annual meeting, and (F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are true and correct in all material respects and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (v) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder's communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, (C) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 8(d) or any solicitation or other activity in connection therewith, (D) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, and (E) in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, designate one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 8(d) (including the withdrawal of the nomination).

The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 8(d) is provided, a written statement for inclusion in the Corporation's proxy statement for the annual meeting, not to exceed 500 words, in support of the Stockholder Nominee's candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 8(d), the Corporation may omit from its proxy statement any information or Statement that it, in good faith, believes would violate any applicable law or regulation or otherwise cause harm to the Corporation.

Within the time period specified in this Section 8(d) for providing notice of a nomination in accordance with the procedures set forth in this Section 8(d), a Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with all the Corporation corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other the Corporation policies and guidelines applicable to directors. If the Stockholder Nominee fails to comply with any of the requirements included in this paragraph or this Section 8(d) the Stockholder Nominee will not be eligible for inclusion in the Corporation's proxy statement.

Any Stockholder Nominee who is included in the Corporation's proxy statement for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at such annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee's election, will be ineligible to be a Stockholder Nominee pursuant to this Section 8(d) for the next two annual meetings.

Notwithstanding anything herein to the contrary, to be timely, a stockholder's notice of a nomination in accordance with the procedures set forth in this Section 8(d) must be delivered or mailed and received at the principal executive offices of the Corporation no later than the close of business on the one hundred twentieth (120th) day before the first anniversary of the date that the Corporation distributed its proxy statement to stockholders for the previous year's annual meeting of stockholders.

(e) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 8. If the chair of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 9. Business at Stockholder Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9, on the record date for the determination of stockholders entitled to vote at such annual meeting and through the date of such meeting, (ii) is entitled to vote at such meeting and (iii) who complies with the notice procedures set forth in this Section 9. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Article II, Section 3), and the only matters that may be brought before a special meeting are the matters specified in the Corporation's notice of meeting. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Article II, Section 8 of these By-Laws.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation in accordance with the notice procedures provided for in Article II, Section 8(b) of these By-Laws.

To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these By-Laws, the text of the proposed amendment) (iii) the information required by Article II, Sections 8(c)(i)(F) and 8(c)(ii)(A)–(T) mutatis mutandis; for the avoidance of doubt, a by-law referring to a Proposed Nominee shall be read as referring to a business proposal and a by-law referring to the election of directors shall be read as referring to a business proposal.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 9, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any such business. If the chair of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 10. General Provisions Applicable to Stockholder Nominations and Proposals. (a) A stockholder providing notice under Section 8 or Section 9 shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting (or any postponement or adjournment thereof), and such update shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation not later than five (5) business days after the record date for the meeting (in the case of an update required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting, if practicable or, if not practicable, on the first practicable date prior to the special meeting or any adjournment or postponement thereof (in the case of an update required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). Any stockholder proposing individuals to nominate for election or reelection as a director shall notify the Secretary within two (2) business days of becoming aware that such stockholder or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 8(c)(ii)(T)(III)(x) above.

(b) Notwithstanding anything in these By-Laws to the contrary, except as otherwise determined by the chair of the meeting, if the stockholder giving notice as provided for in Section 8 or Section 9 does not appear in person or by proxy at such regular or special meeting to present a Proposed Nominee, Stockholder Nominee, or the proposed business, as applicable, such Proposed Nominee, Stockholder Nominee, or business shall not be considered at the meeting.

(c) If (i) any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (ii) such stockholder or Stockholder Associated Person subsequently either (A) notifies the Corporation that such stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (B) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such Proposed Nominee. Upon request by the Corporation, if any stockholder or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(d) Additional Information. In addition to the information required pursuant to the foregoing provisions of Sections 8–10 of Article II, the Corporation may require any stockholder proposing individuals to nominate for election or reelection as a director to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a stockholder within ten (10) days after it has been requested by the Corporation. The Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof.

(e) For purposes of these By-Laws, (i) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (iii) “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day; (iv) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (v) a “qualified representative” means (A) a duly authorized officer, manager or partner of a stockholder or (B) a person authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing)

delivered by such stockholder to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders; and (vi) “Stockholder Associated Person” shall mean, with respect to a stockholder giving the notice and if different from such stockholder, any beneficial owner of shares of stock of the Corporation on whose behalf such stockholder is providing notice of any nomination or other business proposed, (A) any person directly or indirectly controlling, controlled by or under common control with such stockholder or beneficial owner(s), (B) any member of the immediate family of such stockholder or beneficial owner(s) sharing the same household, (C) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such stockholder or other Stockholder Associated Person to be acting in concert with, such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to the stock of the Corporation, (D) any affiliate or associate of such stockholder, such beneficial owner(s) or any other Stockholder Associated Person, (E) if such stockholder or any such beneficial owner is not a natural person, any Responsible Person, (F) any participant (as defined in paragraphs (a)(ii) (vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder, such beneficial owner(s) or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, (G) any beneficial owner of shares of stock of the Corporation owned of record by such stockholder or any other Stockholder Associated Person (other than a stockholder that is a depositary) and (H) any Proposed Nominee.

(f) The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 10.

(g) In addition to complying with the foregoing provisions of Sections 8–10 of Article II, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in such Sections. Nothing in Sections 8–10 of Article II shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 11. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the stockholder meeting. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of the stockholder meeting shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the stockholder meeting, may include the following: (a) establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) compliance with any state and local laws and regulations concerning safety, health and security; (d) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by participants; (g) determination of when and for how long the polls should open and close; (h) removal of any stockholder or individual who refuses to comply with meeting procedures, rules or guidelines; (i) restrictions on the use of audio/video recording devices, cell phones and other electronic devices; (j) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (l) any rules, regulations or procedures as the chair of the stockholder meeting may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of the stockholder meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chair of the stockholder meeting should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the stockholder meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall be fixed from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. Each director shall hold office until the next annual meeting of stockholders following his or her election and until his or her successor shall be elected and shall qualify, or until his or her earlier death, resignation, retirement, disqualification or removal from office. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders. As used in these By-Laws, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

Section 2. Vacancies. Any vacancy on the Board of Directors, including due to newly created directorships resulting from any increase in the authorized number of directors, may only be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual shareholders meeting that is at least one hundred twenty (120) days after the appointment of such directors and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by or at the request of the Chair of the Board of Directors, the Controlling Officer (as defined below) or the Secretary. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, electronic mail or in person on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of

Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By- Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings and electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10. Chair of the Board of Directors. The Board of Directors shall elect from the directors a Chair of the Board of the Directors at the first meeting of the Board of Directors after each Annual Meeting of stockholders. The Chair of the Board of Directors shall hold such office until his or her successor is chosen and qualified or until earlier resignation or removal from such position. The Chair of the Board of Directors, or, in the event of his or her absence or disability, a presiding person chosen by resolution of the Board of Directors, shall preside at all meetings of the stockholders and of the Board of Directors. The Chair of the Board of Directors shall perform such duties and may exercise such powers as from time to time may be assigned to the Chair of the Board of Directors by these By-Laws or by the Board of Directors.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and there shall be a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chief Executive Officer, President and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by any officer of the Corporation and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chief Executive Officer. At the request of the Chair of the Board of Directors, or in such person's absence, or in the event of such person's inability or refusal to act, the Chief Executive Officer, if not also the Chair of the Board of Directors, and then the President, if there be one, shall perform the duties of the Chair of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chair of the Board of Directors. The Chief Executive Officer, or in such person's absence, or in the event of such person's inability or refusal to act, the President, if there be one (such person, the “Controlling Officer”), shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Controlling Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Controlling Officer. In the absence or disability of the Chair of the Board of Directors, the Controlling Officer shall preside at all meetings of the stockholders and the Board of Directors. The Controlling Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to such person by these By-Laws or by the Board of Directors.

Section 5. Controlling Officer Succession. At the request of the Controlling Officer, or in such person's absence, or in the event of such person's inability or refusal to act, or if there is no Controlling Officer, the officer designated by the Board of Directors shall perform the duties of the Controlling Officer and when so acting, shall have all the powers of and be subject to all the restrictions upon the Controlling Officer.

Section 6. Secretary. The Secretary, or an Assistant Secretary, shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary, or an Assistant Secretary, also shall perform like duties for the standing committees when required. The Secretary, or an Assistant Secretary, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the

Board of Directors, the Chair of the Board of Directors, or the Controlling Officer under whose supervision the Secretary and Assistant Secretaries shall be. If the Secretary and all Assistant Secretaries are unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then the Board of Directors, the Chair of the Board of Directors or the Controlling Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Controlling Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all such officer's transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 8. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chair of the Board of Directors, the Controlling Officer, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of such person's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 9. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chair of the Board of Directors, Controlling Officer, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of such person's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

Section 10. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Certificated and Uncertificated Shares. Shares of the Corporation's stock may be certificated or uncertificated, as provided under Delaware law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. The certificates shall be signed by (i) the Chair of the Board of Directors, the Chief Executive Officer, the President or a Vice President and (ii) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and certify the number of shares owned by such holder in the Corporation.

Section 2. Signatures. Any signature required to be on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by their attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon the surrender of the certificate.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any such other corporate action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By- Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile, telex, cable, e-mail or electronic means.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director or member of a committee, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. Severability. To the extent any provision of these By-Laws would be, in the absence of this Section 5, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these By-Laws, and all provisions of these By-Laws shall be construed so as to give effect to the intent manifested by these By-Laws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

ARTICLE VIII

INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was an Indemnitee against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the defense of such action, suit or proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action, suit or proceeding, had reasonable cause to believe the Indemnitee's conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was Indemnitee against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee in connection with the defense of such action, suit or proceedings if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any action, suit or proceedings, nor any claim, issue or matter, as to which such Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action, suit or proceedings was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Prepayment of Expenses. Actual and reasonable expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil, criminal, administrative or investigative action, suit or proceeding as contemplated by Sections 1 or 2 of this Article VIII (other than an Excluded Matter) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 4. Indemnity if Successful on the Merits. The Corporation shall indemnify any Indemnitee if such Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VIII, or in defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by such Indemnitee in connection therewith.

Section 5. Exercise of Powers. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in this Article VIII. Such determination shall be made with respect to a person who is an Indemnitee at the time of such determination (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by majority vote of the stockholders. The exercise of the power to indemnify and advance expenses by the Corporation pursuant to this Article VIII shall not be deemed to limit any other exercise or restriction of such powers by the Corporation, provided, that any repeal or modification of this Article VIII shall not adversely affect any right or protection of any Indemnitee in respect to any act or omission occurring prior to the time of such repeal or modification.

Section 6. Indemnification by a Court. Notwithstanding any contrary determination or absence of determination in a specific case under Section 5 of this Article VIII, any Indemnitee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1, 2 and 4 of this

Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standards of conduct set forth in Section 1, 2 or 4 of this Article VIII, as the case may be. Neither a contrary determination nor the absence of a determination in a specific case under Section 5 of this Article VIII shall be a defense to such application or create a presumption that the Indemnitee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6 shall be given to the Corporation promptly upon the filing of such application.

Section 7. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Indemnitee and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Article VIII, nor to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or with respect to, arising out of or related to any event, act or omission that occurred prior to, the time of such repeal, modification, amendment or adoption (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed.)

Section 8. Applicable Law. The rights granted under this Article VIII shall be limited to the extent any applicable laws limit such rights to indemnity or the power to indemnify.

Section 9. Certain Definitions. For purposes of this Article VIII the following definitions shall apply.

“Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe their conduct was unlawful” shall include, but not be limited to, actions based on the following information from the Corporation or other corporation, partnership, joint venture, trust, employee benefit plan, or enterprise to which the Indemnitee is or was serving at the request of the Corporation (for purposes of this definition only, an “Enterprise”): records or books of account of the Corporation or Enterprise, information supplied by an officer of the Corporation or Enterprise in the course of their duties, advice of legal counsel for the Corporation or Enterprise, or information or records given or reports made to the Corporation or Enterprise by an independent certified public accountant, appraiser or other expert selected with reasonable care by the Corporation or Enterprise.

“Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employee so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provision of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

“Excluded Matter” means any action, suit or proceeding by the Corporation or one of its subsidiaries against any Indemnitee who is or was an employee, but not an officer, of the Corporation, or is or was serving at the request of the Corporation as an employee, but not as a director or officer, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

“Fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan. “Indemnitee” shall include any person who is or was an officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

“Not opposed to the best interest of the corporation” shall include actions taken in good faith in service to an employee benefit plan that the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

Section 10. Indemnification of Directors. Directors of the Corporation shall be entitled to indemnification and advancement of expenses as provided in the Certificate of Incorporation.

ARTICLE IX

FORUM FOR CERTAIN ACTIONS

Section 1. Forum. Unless a majority of the Board of Directors, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any of its directors, officers or other employees arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Corporation’s Certificate of Incorporation or these By-Laws (in each case, as may be amended from time to time) or (d) any action asserting a claim against the Corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants; provided that this Section 1 of Article IX shall not apply with respect to any litigation that has been filed as of February 19, 2016.

Section 2. Personal Jurisdiction. If any action the subject matter of which is within the scope of the immediately preceding section is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the immediately preceding section (an “Enforcement Action”) and (b) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 3. Enforceability. If any provision of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.